UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2017

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdictionof Incorporation)	(CommissionFile Number)	(IRS EmployerIdentification No.)

1430 U.S. Highway 206, Suite 200, Bedminster NJ		07921
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 1, 2017, we entered into an employment agreement with John L. Armstrong, Jr. to serve as our Executive Vice President for Technical Operations. Unless renewed pursuant to the terms thereof, the agreement will expire on February 28, 2020. After the initial three-year term of the employment agreement, the agreement will automatically renew for additional successive one-year periods, unless either party notifies the other in writing at least 90 days before the expiration of the then current term that the agreement will not be renewed.

In exchange for his service as our Executive Vice President for Technical Operations, Mr. Armstrong will receive an annual base salary of $310,000, which cannot be decreased unless all officers and/or members of our executive management team experience an equal or greater percentage reduction in base salary and/or total compensation, provided that any reduction in executive’s salary may be no greater than 25%. Mr. Armstrong will be eligible for an annual bonus, which may equal up to 35% of his base salary then in effect, as determined by our Board or compensation committee. In determining such bonus, our Board or compensation committee will take into consideration the achievement of specified company objectives, predetermined by our Chief Executive Officer and approved by the Board or compensation committee, and specified personal objectives, predetermined by the Board and the executive. For fiscal year 2017, the executive’s bonus will be prorated, contingent upon him meeting performance objectives established by the Board and the executive. The executive must be employed through December 31 of a given year to earn that year’s annual bonus.

In connection with the executive’s employment, we granted him stock options to purchase 100,000 shares of our common stock, which vest upon the achievement of designated milestones.
The executive is eligible to participate in all employee benefits available to our senior executives from time-to-time. Pursuant to the agreement, the executive is eligible for up to four weeks of paid vacation per year and may be reimbursed for specified business-related expenses.

If we terminate executive’s employment for Cause (as defined below), executive will be entitled to receive only the accrued compensation due to him as of the date of such termination, rights to indemnification and directors’ and officers’ liability insurance, and as otherwise required by law. All unvested equity awards then held by executive will be forfeited to us as of such date.

If we terminate executive’s employment other than for Cause, death or disability, other than by notice of nonrenewal, or if executive resigns for Good Reason (as defined below), executive will receive the following benefits: (i) payment of any accrued compensation and any unpaid bonus for the prior year, as well as rights to indemnification and directors’ and officers’ liability insurance and any rights or privilege otherwise required by law; (ii) we will continue to pay his base salary and benefits for a period of nine months following the effective date of the termination of employment; (iii) payment on a prorated basis for any target bonus for the year of termination based on the actual achievement of the specified bonus objectives; and (iv) if executive timely elects continued health insurance coverage under COBRA, then we will pay the premium to continue such coverage for him and his eligible dependents in an amount equal to the portion paid for by us during executive’s employment until the conclusion of the time when he is receiving continuation of base salary payments or until he becomes eligible for group health insurance coverage under another employer’s plan, whichever occurs first, provided however that we have the right to terminate such payment of COBRA premiums on behalf of executive and instead pay him a lump sum amount equal to the COBRA premium times the number of months remaining in the specified period if we determine in our discretion that continued payment of the COBRA premiums is or may be discriminatory under Section 105(h) of the Internal Revenue Code of 1986, as amended. The separation benefits set forth above are conditioned upon executive executing a release of claims against us, our parents, subsidiaries and affiliates and each such entities’ officers, directors, employees, agents, successors and assigns in a form acceptable to us, within a time specified therein, which release is not revoked within any time period allowed for revocation under applicable law.

If we terminate executive without Cause or if executive resigns for Good Reason within 24 months after a change in control (as defined in our 2013 Stock Incentive Plan), executive will receive the following benefits: (i) payment of any accrued compensation, as well as rights to indemnification and directors’ and officers’ liability insurance and any rights or privilege otherwise required by law; (ii) we will continue to pay his base salary and full target bonus for a period of nine months following the effective date of the termination of employment; (iii) payment on a prorated basis for any partial bonus earned by executive based on the actual achievement of the specified bonus objectives; (iv) if executive timely elects continued health insurance coverage under COBRA, then we will pay the entire premium necessary to continue such coverage for him and his eligible dependents until the conclusion of the time when he is receiving continuation of base salary payments or until he becomes eligible for group health insurance coverage under another employer’s plan, whichever occurs first, provided however that we have the right to terminate such payment of COBRA premiums on behalf of executive and instead pay him a lump sum amount equal to the COBRA premium times the number of months remaining in the specified period if we determine in our discretion that continued payment of the COBRA premiums is or may be discriminatory under Section 105(h) of the Internal Revenue Code of 1986, as amended; and (v) all unvested stock options held by executive shall be accelerated and deemed to have vested as of the termination date and all options that have vested (including upon such acceleration) will remain exercisable until the earlier of 12 months following such termination or the expiration date of the respective options. The separation benefits set forth above are conditioned upon executive executing a release of claims against us, our parents, subsidiaries and affiliates and each such entities’ officers, directors, employees, agents, successors and assigns in a form acceptable to us, within a time specified therein, which release is not revoked within any time period allowed for revocation under applicable law.

For purposes of the agreement, “Cause” is defined as: (i) the willful failure, disregard or refusal by executive to perform his material duties or obligations under the agreement (other than as a result of executive’s mental incapacity or illness, as confirmed by medical evidence provided by a physician selected by us) that is not cured, to the extent subject to cure, by executive to our reasonable satisfaction within 30 days after we gave written notice thereof to executive; (ii) any willful, intentional or grossly negligent act by executive having the effect of materially injuring (whether financially or otherwise) our business or reputation or any of our affiliates; (iii) executive’s conviction of any felony involving moral turpitude (including entry of a guilty or nolo contendere plea); (iv) executive’s qualification as a “bad actor,” as defined by 17 CFR 230.506(a); (v) the good faith determination by the Board, after a reasonable and good-faith investigation by us that executive engaged in some form of harassment or discrimination prohibited by law (including, without limitation, harassment on the basis of age, sex or race) unless executive’s actions were specifically directed by the Board; (vi) any material misappropriation or embezzlement by executive of our property or our affiliates (whether or not a misdemeanor or felony); or (vii) material breach by executive of the agreement that is not cured, to the extent subject to cure, by executive to our reasonable satisfaction within 30 days after we gave written notice thereof to executive.

For purposes of the agreement, “Good Reason” is defined as: (i) any material breach of the agreement by us; (ii) any material diminution by us of executive’s duties, responsibilities, or authority; (iii) a material reduction in executive’s annual base salary unless all officers and/or members of our executive management team experience an equal or greater percentage reduction in annual base salary and/or total compensation; (iv) a required relocation of the primary place of performance of executive’s duties to a location more than 50 miles from our current location in Bedminster, New Jersey, provided that a change in the location of the primary place of performance of executive’s duties will not constitute Good Reason if such change occurs prior to a change in control and we only require executive to physically work at that new location two days or less per workweek and provide reimbursement of executive’s reasonable travel expenses in commuting to such new location; or (v) a material reduction in executive’s target bonus level unless all officers and/or members of our executive management team experience an equal or greater percentage reduction related to target bonus levels.

If executive terminates his employment by written notice of termination or if executive or we terminate his employment by providing a notice of nonrenewal at least 90 days before the agreement is set to expire, executive will not be entitled to receive any payments or benefits other than any accrued compensation, any unpaid prior year’s bonus, rights to indemnification and directors’ and officers’ liability insurance and as otherwise required by law.

If executive’s employment is terminated as a result of his death or disability, we will pay him or his estate, as applicable, any accrued compensation.

During the term of each agreement and the 12-month period immediately following executive’s separation from employment for any reason, executive is prohibited from engaging in any business involving the development or commercialization of a preventive anti-infective product that would be a direct competitor of Neutrolin or a product containing taurolidine or any other product being actively developed or produced by us within the United States and the European Union on the date of termination of his employment.

The description of Mr. Armstrong’s employment agreement provided above is qualified in its entirety by reference to the full and complete terms of the agreement, which we intend to file as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CORMEDIX INC.

Date: March 3, 2017	By:	/s/ Khoso Baluch
	Name:	Khoso Baluch
	Title:	Chief Executive Officer